FOR IMMEDIATE RELEASE                           George Lovato, Jr. 505-265-6121

                                            AMERICANA PUBLISHING, INC.
          REPORTS A ONE-TIME EXTRAORDINARY GAIN RESULTING FROM THE LIQUIDATION OF A ONE-TIME SUBSIDIAIRY
                                                        - - - -
                                $2.1 Million Gain In Equity Due To Accounting Treatment
                                               Related To CMG Bankruptcy

     Albuquerque, N.M. - May 11, 2004 - Americana Publishing, Inc. (OTCBB:APBH) today announced that the liquidation through bankruptcy of its wholly-owned subsidiary, Corporate Media Group, Inc.("CMG"), will result in a one-time extraordinary gain for this quarter of $2,166,803.  The gain is attributable to the discharge of debt through the bankruptcy process in the amount of $3,686,233 reduced by $1,519,430, the carrying value of CMG's assets. Although an adversarial claim is still pending concerning the former president of CMG, no other creditors directly related to the bankruptcy have filed claims, thus resulting in the aforementioned gain.

ABOUT AMERICANA PUBLISHING, INC.
Americana Publishing, Inc. is a vertically integrated multimedia publishing company whose primary business is publishing and selling audio books, print books and electronic books in a variety of genres.  Sales of its products are conducted through the Internet as well as a distribution network of more than 35,000, retail stores, libraries and truck stops.  According to the Audio Publishers Association (APA), annual sales of audio books are nearly $2 billion.  Currently 42 million Americans listen to audio books and 58 percent of that group listen to more than 2 per month.

Safe Harbor Statement - This press release contains forward-looking statements that involve risks, uncertainties and assumptions that, if they never materialize or if they prove incorrect, could cause the results of Americana
Publishing, Inc. to differ materially from those expressed or implied by such forward-looking statements.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of earnings, revenue, or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new products, services or developments, any statements regarding future economic conditions or performance, statements of belief and any statements of assumptions underlying any of the foregoing.  These statements are based on expectations as of the date of this press release.  Actual results may differ materially from those projected because of a number of risks and uncertainties, including those detailed from time to time in the reports filed by Americana Publishing, Inc. with the Securities and Exchange Commission.  Americana Publishing,
Inc. assumes no obligations and does not intend to update these forward-looking statements.